                                                                   EXHIBIT 10.59





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                                CREDIT AGREEMENT


                                    BETWEEN


                            ARICO AMERICA REALESTATE
                               INVESTMENT COMPANY


                                      AND


                            DEUTSCHE BANK AG LONDON



                        --------------------------------

                           DATED AS OF AUGUST 8, 1995

                        --------------------------------







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
                               TABLE OF CONTENTS(1)


                                                                                                       PAGE
                                                                                                       ----
   Section 1.     Definitions and Principles of Con-
                  struction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
        1.01.     Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
        1.02.     Principles of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . .         6

   Section 2.     Amount and Terms of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . .         7
        2.01.     The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
        2.02.     The Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
        2.03.     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7

   Section 3.     Prepayments; Payments; Net Payments   . . . . . . . . . . . . . . . . . . . . .         8
        3.01.     Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
        3.02.     Mandatory Repayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
        3.03.     Method and Place of Payment   . . . . . . . . . . . . . . . . . . . . . . . . .         8

   Section 4.     Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
        4.01.     Execution of Agreement; Note  . . . . . . . . . . . . . . . . . . . . . . . . .         9
        4.02.     No Default; Representations and
                  Warranties . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
        4.03.     Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
        4.04.     Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9

   Section 5.     Representations, Warranties and Agree-
                  ments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
        5.01.     Corporate Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
        5.02.     Corporate Power and Authority   . . . . . . . . . . . . . . . . . . . . . . . .        10
        5.03.     No Violation .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10
        5.04.     Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10
        5.05.     Financial Statements; Financial Condition;
                  Undisclosed Liabilities; etc  . . . . . . . . . . . . . . . . . . . . . . . . .        11
        5.06.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11
        5.07.     True and Complete Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . .        11
        5.08.     Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12


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(1)  This Table of Contents is provided for convenience only and is not a part of the attached Credit Agreement.





                                      (i)

                                                                                                       PAGE
                                                                                                       ----
        5.11.     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
        5.12.     Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
        5.13.     Specified Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13

   Section 6.     Affirmative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
        6.01.     Information Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
        6.02.     Books, Records and Inspections  . . . . . . . . . . . . . . . . . . . . . . . .        15
        6.03.     Maintenance of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . .        15
        6.04.     Compliance with Statutes, etc   . . . . . . . . . . . . . . . . . . . . . . . .        16
        6.05.     Performance of obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .        16
        6.06.     Sale of Specified Properties  . . . . . . . . . . . . . . . . . . . . . . . . .        16

   Section 7.     Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
        7.02.     Minimum Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        17
        7.03.     Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        17
        7.04.     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18

   Section 8.     Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18
        8.01.     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
        8.02.     Representations, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
        8.03.     Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
        8.04.     Default Under Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . .        19
        8.05.     Bankruptcy, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
        8.06.     Judgments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20
        8.07.     Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20

   Section 9.     Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
        9.01.     Payment of Expenses, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
        9.02.     Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
        9.03.     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22
        9.04.     Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22
        9.05.     No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . .        22
        9.06.     Calculations; Computations  . . . . . . . . . . . . . . . . . . . . . . . . . .        23
        9.07.     Governing Law; Submission to Jurisdiction;
                  Venue .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23
        9.08.     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24
        9.09.     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24
        9.10.     Effectiveness .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24
        9.11.     Table of Content; Descriptive Headings  . . . . . . . . . . . . . . . . . . . .        24
        9.12.     Amendment or Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24
        9.13.     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24
        9.14.     Domicile of Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24

EXHIBIT A           Form of Note
EXHIBIT B           Intentionally Omitted





                                      (ii)

                                                                                              PAGE
                                                                                              ----
EXHIBIT C           Form of Officer's Certificate of the
                    Borrower
EXHIBIT D           Form of Pledge Agreement



SCHEDULE I          Consolidated Tangible Net Worth Sample
                    Calculation
SCHEDULE 5.16       Existing Indebtedness
SCHEDULE 7.03       Certain Permitted Liens





                                     (iii)

                 CREDIT AGREEMENT, dated as of August in 1995, between ARICO AMERICA REALESTATE INVESTMENT COMPANY, a corporation organized and existing under the laws of Nevada (the "Borrower"), and DEUTSCHE BANK AG LONDON, a branch licensed to do business under the laws of the United Kingdom of a banking corporation organized under the laws of the Federal Republic of Germany (the "Bank").


                             W I T N E S S E T H :

                 WHEREAS, subject to and upon the terms and conditions herein set forth, the Bank is willing to make available the credit facility provided for herein;

                 NOW, THEREFORE, IT IS AGREED:

                 Section 1.  Definitions and Principles of Construction.

                 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A, Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

                 "Applicable Lending Office" shall mean the office of the Bank located at the address listed opposite its name on the signature page attached hereto or such other office, branch, Subsidiary or Affiliate of the Bank as the Bank may from time to time specify as such to the Borrower.

                 "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                 "Bankruptcy Law" shall have the meaning provided in Section
8.05.

                 "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                 "Borrowing Date" shall have the meaning provided in Section
2.01.

                 "Business Day" shall mean any day except Saturday, Sunday co any day which shall be in New York City and/or London a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect ' at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                 "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

                 "Consolidated Tangible Net Worth" shall mean, as to any Person, the consolidated stockholders' equity of such Person and its Subsidiaries, less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-ups of assets ; provided, however, that in determining the consolidated stockholders' equity of such Person and its Subsidiaries for purposes hereof, any real property assets of such Person or Subsidiaries shall be valued at their respective fair market values determined in accordance with the appraisal obtained pursuant to Section 6.01(e)(iii) hereof. A sample calculation of the Borrower's Consolidated Tangible Net Worth is attached hereto as Schedule I.

                 "Credit Documents" shall mean this Agreement, the Note and the Pledge Agreement.

                 "Custodian" shall have the meaning provided in Section 8.05.

                 "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                 "Effective Date" shall have the meaning provided in Section
9.10.

                 "Event of Default" shall have the meaning provided in Section
8.

                 "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

                 "Indebtedness" shall mean, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services; (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, provided that no such letters of credit shall be considered Indebtedness to the extent the same are used to secure indebtedness described in (a) above; (c) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person; (d) the aggregate amount required under generally accepted accounting principles to be capitalized under leases under which such Person is the lessee; and (e) all guaranties and similar contingent obligations of such Person.

                 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof).

                 "Loan" shall have the meaning provided in Section 2.01.

                 "Net Cash Proceeds" shall mean, with respect to any sale or refinancing of a Specified Property, the cash proceeds resulting therefrom net of (i) actual cash expenses of such sale or refinancing (including, without limitation, real property transfer taxes, brokerage fees, if any, and payment of principal, premium and interest of Indebtedness other than the Loan required to be repaid as a result of such sale or refinancing) and (ii) incremental income taxes paid or payable as a result thereof; provided, however, that any proceeds of the sale or refinancing of a Specified Property which are deposited in escrow in connection with such sale or refinancing or are otherwise made contingent upon the occurrence or non-occurrence of some subsequent event shall not constitute "Net Cash Proceeds" until the same are released from escrow or are otherwise unconditionally received by Borrower or the applicable Subsidiary.

                 "Norwest Center" shall mean the real property and improvements owned by NWC Limited Partnership and located at Sixth and Marquette Streets, Minneapolis, Minnesota.

                 "Note" shall have the meaning provided in Section 2.02.

                 "Notice Office" shall mean the office of the Bank located at the address listed opposite its name on the signature page attached hereto or such other office as the Bank may hereafter designate in writing as such to the Borrower.

                 "NWC Limited Partnership" shall mean NWC Limited Partnership, a Minnesota limited partnership, and its successors and assigns.

                 "Partnerships" shall mean, collectively, NWC Limited Partnership and Third and University Limited Partnership.

                 "Partnership Interests" shall mean, at any time, the partnership interests (whether general or limited) held by the Borrower or any of its Subsidiaries in each of NWC Limited Partnership and Third and University Limited Partnership.

                 "Permitted Corporate Indebtedness" shall mean the Indebtedness of Borrower described on Schedule 5.16 hereto.

                 "Permitted Non-Recourse Indebtedness" shall mean Indebtedness of any Subsidiary of the Borrower other than the Partnerships or any partnership other than the Partnerships of which the Borrower or any Subsidiary is a partner which (i) is non-recourse to such Subsidiary and to the Borrower and every other Subsidiary of the Borrower (subject to such exceptions to such non-recourse character as are then customary :in the marketplace), (ii) is incurred for the purpose of financing or refinancing assets owned or to be acquired by such Subsidiary, (iii) is not secured by any assets of either of the Partnerships, (iv) is borrowed on an arm's length basis from a Person that is not an Affiliate of the Borrower or any Subsidiary of the Borrower, and (v) is in a principal amount not greater than 60% of the fair market value as of the closing of such Indebtedness of the assets notwithstanding, any Indebtedness that does not satisfy the condition specified in clause (v) above shall nonetheless constitute Permitted Non-Recourse Indebtedness if (A) such Indebtedness otherwise satisfies the conditions set forth in clauses (i) through (iv) above and (B) such Indebtedness refinances not more than 100% of the then outstanding principal amount of an Indebtedness which constituted Permitted Non-Recourse Indebtedness at the time such Indebtedness was incurred.

                 "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 "Pledge Agreement" shall have the meaning provided in Section 4.04.

                 "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                 "SEC" shall have the meaning provided in Section 6.01(e).

                 "Secured Creditors" shall have the meaning provided in the Pledge Agreement.

                 "Specified Property" shall mean each of the Norwest Center and the Washington Mutual Tower.

                 "Specified Property Non-Recourse Indebtedness" shall mean Indebtedness of a Partnership which (i) is non-recourse to such Partnership and to the Borrower and every other Subsidiary of the Borrower (subject to such exceptions to such non-recourse character as are as are then customary in the marketplace), (ii) is outstanding or is incurred for the purpose of financing or refinancing the Specified Property owned by such Partnership, (iii) is secured only by the Specified Property owned by such Partnership, (iv) is borrowed on an arm's length basis from a Person that is not an Affiliate of such Partnership, the Borrower or any other Subsidiary of the Borrower, (iv) if incurred after the date hereof, is in an amount not greater than 60% of the fair market value as of the closing of such Indebtedness of the Specified Property securing such Indebtedness, and (v) if incurred after the date hereof, the Net Cash Proceeds of which, to the extent paid or payable to the Borrower, are applied in accordance with Section 3.02 hereof. The foregoing notwithstanding, any Indebtedness that does not satisfy the condition specified in clause (iv) above shall nonetheless constitute Specified Property Non-Recourse Indebtedness if (A) such Indebtedness otherwise satisfies the conditions set forth in clauses (i), (ii), (iii) and (v) above and (B) such Indebtedness refinances not more than 100% of the then outstanding principal amount of an Indebtedness which constituted Specified Property lion-Recourse Indebtedness at the time such Indebtedness was incurred.

                 "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting rower by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has at least a 50% equity interest at the time.

                 "Third and University Limited Partnership" shall mean Third and University Limited Partnership, a Washington limited partnership, and its successors and assigns.

                 "United States" and "U.S." shall teach mean the United States of America.

                 "Washington Mutual Tower" shall mean the real property and improvements owned by Third and University Limited Partnership and located at 1201 Third Avenue, Seattle, Washington 98101.

                 1.02. Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                 (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in conformity with those used in the preparation of the financial statements referred to in Section 5.05(a).

                 Section 2.  Amount and Terms of Credit.

                 2.01. The Loan. Subject to and upon the terms and conditions herein set forth, the Bank agrees to make a term loan to the Borrower in the principal amount of $32,500,000 (the "Loan") on August 8, 1995 (the "Borrowing Date").

                 2.02. The Note. The Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by a promissory note duly executed and delivered Ly the Borrower substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith (the "Note"). The Note shall (i) be in a stated principal amount of $32,500,000,
(ii) mature on December 31, 2003, (iii) bear interest as provided in Section 2.03, (iv) be subject to mandatory repayment as provided in section 3.02 and
(v) be entitled to the benefits of this Agreement and the other Credit Documents. The Bank will note on its internal records the amount of each payment in respect thereof and, prior to any transfer of the Note, will endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of the Loan.

                 2.03. Interest. (a) The unpaid principal amount of the Loan shall bear interest from the Borrowing Date until the maturity thereof (whether by acceleration or otherwise) at a rate per annum equal to five percent (5.00%).

                 (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of the Loan and any other overdue amount payable by the Borrower hereunder shall be payable on demand and shall bear interest at a rate per annum equal to 2% per annum in excess of the rate provided for in Section 2.03(a).

                 (c) Interest on the Loan shall accrue from and including the Borrowing Date to but excluding the date of any repayment thereof and shall be payable in arrears on the first day of each June and December, on the date of any prepayment thereof (on the amount prepaid) and at maturity (whether by acceleration or otherwise).

                 (d) All computations of interest hereunder shall be made in accordance with Section 9.06(b).

                 Section 3.  Prepayments; Payments; Net Payments.

                 3.01. Optional Prepayments. The Borrower shall have the right to prepay the Loan in whole or in part (in the principal amount of $1,000,000 or any integral multiple of $250,000 in excess thereof) at any time and from time to time on any Business Day upon the giving of written notice (or telephonic notice promptly confirmed in writing) to the Bank of its intent to make such prepayment, the prepayment date (which shall be a Business Day) and the principal amount of the Loan to be prepaid. Such notice shall be given by the Borrower no later than 10:00 A.M. (London, England time) two Business Days prior to the date of such prepayment. All prepayments shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

                 3.02.      Mandatory Repayment.   (a) The Borrower shall repay
the outstanding principal amount of the Loan on December 31, 2003.

                 (b) The Borrower shall, on the Business Day after the date of receipt by the Borrower (whether pursuant to a partnership distribution or otherwise) of cash proceeds from any sale or refinancing of a Specified Property, repay the Loan in an amount equal to 100% of the Net Cash Proceeds from such sale or refinancing which are paid or payable to the Borrower or any of its Subsidiaries pursuant to the terms of the agreement of limited partnership of NWC Limited Partnership or Third and University Limited Partnership, as applicable.

                 3.03. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or the Note shall be made to the Bank not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Bank's account with Deutsche Bank AG, New York Branch or such other account as the Bank may advise to the Borrower from time to time. Any payments made under this Agreement or the Note which are made later than 12:00 Noon (New York time) on the date when due shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                 Section 4. Conditions Precedent. The obligation of the Bank to make the Loan is subject to the satisfaction of the following conditions:

                 4.01. Execution of Agreement; Note. On or before the Borrowing Date (a) the Effective Date shall have occurred and (b) there shall have been delivered to the Bank the Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                 4.02. No Default; Representations and Warranties. Both before and after giving effect to the making of the Loan (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Borrowing Date.

                 4.03. Opinion of Counsel. The Bank shall have received from Shearman & Sterling, counsel to the Borrower, an opinion addressed to it and dated the Borrowing Date, in form and substance reasonably satisfactory to the Bank.

                 4.04. Pledge Agreement. On or before the Borrowing Date, the Borrower shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit D (as modified, amended or supplemented from time to time, the "Pledge Agreement") and the Pledge Agreement shall be in full force and effect.

                 Section 5. Representations, Warranties and Agreements. In order to induce the Bank to enter into this Agreement and to make the Loan, the Borrower makes the following representations, warranties and agreements as of the Effective Date, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan:

                 5.01. Corporate Status. The Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification. The Borrower has elected to be taxed as a "real estate investment trust" as defined in Section 856 of the Code and each Subsidiary of the Borrower is a "qualified real estate investment 'trust subsidiary" as defined in Section 856(i)(2) of the Code.

                 5.02. Corporate Power and Authority. The Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Credit Documents. The Borrower has duly executed and delivered each of the Credit Documents, and each Credit Document constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

                 5.03. No Violation. Neither the execution, delivery or performance by the Borrower of the Credit Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, in each case, applicable to the Borrower or any of its Subsidiaries or any of its or their respective assets, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or either of the Partnerships pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which the Borrower, any of it Subsidiaries or either of the Partnerships is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Articles of Incorporation or By-Laws of the Borrower or the certificate of limited partnership or agreement of limited partnership of either of the Partnerships.

                 5.04. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing (other than such filings pursuant to the Uniform Commercial Code as are required to be made pursuant to the Pledge Agreement), recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                 5.05. Financial Statements; Financial Condition; Unclosed Liabilities; etc. (a) The balance sheet of the Borrower at December 31, 1994, and the related statements of income, retained earnings and cash flow of the Borrower for the fiscal year ended on such date and heretofore furnished to the Bank present fairly the financial condition of the Borrower at the date of such balance sheet for such fiscal year. Such balance sheet and financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since December 31, 1994 there has been no material adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower.

                 (b) Except as fully reflected in the balance sheet and financial statements delivered pursuant to Section 5.05(a), there were as of the Effective Date no liabilities or obligations with aspect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower. As of the Effective Date the Borrower does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully reflected in the balance sheet and financial statements delivered pursuant to Section 5.05(a) which, either individually or in the aggregate, could be material to the Borrower.

                 5.06. Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to affect, materially and adversely, the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower.

                 5.07. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Bank (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the

Borrower in writing to the Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided.

                 5.08. Use of Proceeds. All proceeds of the Loan shall be used by the Borrower to refinance the existing $32,500,000 loan previously made by an Affiliate of the Bank to the Borrower.

                 5.09. Compliance with Statutes, etc. The Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower.

                 5.10. Partnerships. Each of the Partnerships (i) is a duly formed and validly existing limited partnership under the laws of the jurisdiction of its formation, (ii) is qualified to do business in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification, and (iii) has full power and authority to own its properties and conduct is business as currently conducted and owned. Each of the Partnerships has good title in fee to the Specified Property owned by it. The certificate of limited partnership and agreement of limited partnership of each of 'the Partnerships are in full force and effect in accordance with their respective terms and have not been modified or amended except as disclosed to the Bank prior to the date hereof. ARICO-Seattle, Inc., a wholly-owned Subsidiary of the Borrower, is a general partner in Third and University Limited Partnership, holding at 50% general partnership interest therein, and the only other general partner in Third and University Limited Partnership is 1212 Second Avenue Limited Partnership, holding at 49% general partnership interest therein. The sole limited partner in Third and University Limited Partnership is 1212 Second Avenue Limited Partnership, holding a 1% limited partnership interest therein. ARICO-Minneapolis, Inc., it wholly-owned Subsidiary of the Borrower, is a general partner in NWC Limited Partnership, holding a 50% general partnership interest therein, and Sixth & Marquette Limited Partnership is the only other general partner and the sole limited partner in NWC Limited Partnership, holding a 49% general partnership interest and a 1% limited partnership interest therein. Pursuant to the agreement of limited partnership of each of the Partnerships, a wholly-owned Subsidiary of the Borrower is entitled to receive as a priority distribution 100% of the Net Cash Proceeds of any sale or refinancing of the Specified Property owned by the related Partnership, in the case of Third and University Limited Partnership, up to an aggregate amount equal to $100,000,000, and (ii) in the case of KWC Limited Partnership, up to an aggregate amount equal to $92,300,000. No consent, approval, authorization or waiver is required to be obtained from any partner in either of the Partnerships in connection with the execution and delivery of the Credit Documents or the transactions contemplated in the Credit Documents.

                 5.11. Indebtedness. Except as set forth in Schedule 5.16, after giving effect to the transactions contemplated in the Credit Documents, neither the Borrower nor any of its Subsidiaries has any outstanding Indebtedness other than the Loan and, (i) in the case of any Subsidiaries of the Borrower (including the Partnerships), other than commercially reasonable amounts of trade indebtedness incurred in the ordinary course of business, (ii) in the case of any Subsidiaries of the Borrower other than the Partnerships, other than Permitted Non-Recourse Indebtedness, and (iii) in the case of the Partnerships, other than Specified Property Non-Recourse Indebtedness.

                 5.12. Pledge Agreement. The security interests created in favor of the Bank, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the proceeds of the Partnership Interests described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the proceeds of the Partnership Interests under the Pledge Agreement other than the filing of Uniform Commercial Code financing statements as provided in the Pledge Agreement.

                 5.13. Specified Properties. Each of the Partnerships shall pursue the sale of the Specified Property owned by it at such time as the applicable Partnership determines in good faith that market conditions warrant such sale, and at such time the Borrower, as a direct or indirect general partner in each of the Partnerships, intends to take commercially reasonable actions to identify potential purchasers and consummate such sales; provided, however, that the Borrower does not hereby represent or warrant that any such sale or sales will be so consummated.

                 Section 6. Affirmative Covenants. The Borrower covenants and agrees that until the Loan and the Note, together with interest thereon, and all other obligations incurred hereunder and thereunder, are paid in full:

                 6.01. Information Covenants. The Borrower will furnish to the Bank:

                 (a) Quarterly Financial Statements. Within 60 days after the close of each quarterly accounting period (other than the fourth such period) in each fiscal year of the Borrower, the Borrower's Form 10-Q under the Securities Exchange Act of 1934, as amended, for such quarterly accounting period.

                 (b) Annual Financial Statements. (i) Within 120 days after the close of each fiscal year of the Borrower, the Borrower's Form 10-K under the Securities Exchange Act of 1934, as amended, for such fiscal year, and (ii) when available, (A) the Borrower's Annual Report for such fiscal year and (B) the Borrower's general ledger report for such fiscal year showing the assets and liabilities of the Borrower and its Subsidiaries for such fiscal year.

                 (c) Officer's Certificate. At the time of the delivery of the financial statements provided for in Section 6.01 (b), a certificate of the chief financial officer or treasurer of the Borrower setting forth the calculations required to establish whether the Borrower was in compliance with the minimum Consolidated Tangible Net Worth covenant set forth in Section 7.02 as at the end of such fiscal year, such calculation to be based, inter, alia, upon an appraisal of all real property owned by the Borrower and its Subsidiaries prepared in accordance with FIRREA by a duly licensed M.A.I. appraiser reasonably satisfactory to the Bank, which appraisal shall be addressed to the Bank and delivered to the Bank together with such certificates

                 (d) Notice of Default or Litigation. Promptly, and in any event within ten days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any other event which is likely, materially and adversely to affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries.

                 (e) Other Reports and Filing. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC").

                 (f) Other Information. From time to time, such other information or documents (financial or otherwise) as the Bank may reasonably request.

                 6.02. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all-dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Bank to visit and inspect, upon reasonable notice and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of record and account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Bank may request.

                 6.03. Maintenance of Property. The Borrower will, and will cause each of its Subsidiaries to, keep all property useful and necessary in its respective business in good working order and condition, and will enforce, and will cause each of its Subsidiaries to enforce, all material obligations of all property managers under management agreements to which the Borrower or any, such Subsidiary is a party, and will enforce, and will cause each of its Subsidiaries to enforce, all material obligations of the general partner or managing partner in all partnerships and joint ventures in which the Borrower or any such Subsidiary is a partner.

                 6.04. Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), and (ii) other than with respect to documentation evidencing and/or securing Permitted Non-Recourse Indebtedness, the provisions of all material agreements (including partnership agreements, joint venture agreements, loan agreements, easements, covenants and restrictions) applicable to the Borrower or such Subsidiary or any of its assets, in each case, except such non-compliances as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 6.05. Performance of Obligations. Except with respect to the documentation evidencing and/or securing Permitted Non-Recourse Indebtedness, the Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could riot, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 6.06. Sale of Specified Properties. The Borrower shall, and shall cause any Subsidiary of the Borrower holding a Partnership Interest in a Partnership to, pursue the sale of the Specified Properties at such time as such Persons determine in good faith that market conditions warrant such sale, and at such time the Borrower shall, and shall cause any Subsidiary of the Borrower holding a Partnership Interest in a Partnership to, use commercially reasonable efforts consistent with the Borrower's or such Subsidiary's obligations as a partner in such Partnership to cause the sale of each Specified Property.

                 Section 7. Negative Covenants. The Borrower covenants and agrees that until the Loan and the Note, together with interest thereon, and all other obligations incurred hereunder and thereunder, are paid in full:

                 7.01. Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries owning any Partnership Interests or either of the Partnerships to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation where the Borrower, such Subsidiary or such Partnership is not the surviving entity, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets, other than the sale or refinancing of a Specified Property, provided that any such refinancing constitutes Specified Property Non-Recourse Indebtedness, and provided, further that the Net Cash Proceeds of any such sale or refinancing which are paid or payable to the Borrower are applied in accordance with Section 3.02. Notwithstanding anything herein to the contrary,
(i) the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, transfer, pledge, hypothecate, assign or otherwise dispose of, directly or indirectly, any of the Partnership Interests or the proceeds therefrom other than pursuant to the Pledge Agreement, and (ii) the Borrower shall not cease to own 100% of the interests in any Subsidiary of the Borrower that is the owner of any Partnership Interests.

                 7.02. Minimum Net Worth. The Borrower will not permit its Consolidated Tangible Net Worth to be less than $200,000,000 at any time during the tern of the Loan.

                 7.03. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume or permit to exist any Lien on or with respect to any of its property or assets or the proceeds thereof (including, without limitation, the Partnership Interests and proceeds thereof) now owned or hereafter acquired except (i) Liens in favor of the Bank; (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance *with generally accepted accounting principles; (iv) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or another Subsidiary; (v) any Lien placed upon property at the time of acquisition to secure all or a portion of the lease payments with respect thereto, provided the relevant lease is listed on Schedule 7.03 attached hereto; (vi) any Lien placed upon property at the time of acquisition to secure all or a portion of the purchase price thereof or the lease payments with respect thereto, provided that (a) such Lien shall not encumber any other property and (b) the aggregate amount of Indebtedness secured by all such Liens and any Liens permitted by clause (vii) of this Section 7.03 does not violate the proviso of clause (ii) of Section 7.04; (vii) any Lien renewing, extending or refunding any Lien permitted by clause (vi) of this Section 7.03, provided that the principal amount secured is not increased, and the Lien is not extended to other property; and (viii) any Lien securing Permitted Non-Recourse Indebtedness or Specified Property Non-Recourse Indebtedness.

                 7.04. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, incur, assume or permit to exist any Indebtedness except (i) Indebtedness evidenced by the Note, (ii) Indebtedness secured by Liens permitted by the provisions of clauses (v), (vi) or (vii) of
Section 7.03 or unsecured and incurred in connection with the purchase or leasing of assets, provided that the aggregate principal amount of all such Indebtedness permitted by the provisions of clauses (vi) and (vii) of Section
7.03 shall not exceed $1,000,000 at any time outstanding, (iii) unsecured Indebtedness to commercial banks in an amount not in excess of $2,500,000 at any time outstanding, (iv) Indebtedness of any of its Subsidiaries owed to the Borrower or another of its Subsidiaries, (v) Permitted Non-Recourse Indebtedness and Specified Property Non-Recourse Indebtedness and (vi) Permitted Corporate Indebtedness.

                 7.05. Partnership Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, suffer or permit the amendment, modification or termination of the certificate of limited partnership or agreement of limited partnership of either of the Partnerships without the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed if such amendment, modification or termination could not reasonably be expected to have an adverse affect on the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, the ability of the Borrower to perform its obligations under the Credit Documents or the rights of the Bank under the Credit Documents.

                 Section 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default");

                 8.01. Payments. The Borrower shall (i) default in the payment when due of any principal of the Loan or the Note or (ii) default, and such default shall continue unremedied for five or more days, in the payment when due of any interest on the Loan or the Note or any other amounts owing hereunder or thereunder; or

                 8.02. Representations, etc. Any representation, warranty or statement made by the Borrower herein or in any certificate delivered pursuant hereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                 8.03. Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01(d) (i) or 7 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 8.01 and 8.02 and clause (i) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Bank; or

                 8.04. Default Under Other Agreements. The Borrower or any of its Subsidiaries shall (i) default in any payment of any Specified Property Non-Recourse Indebtedness or Permitted Corporate Indebtedness beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Specified Property Non-Recourse Indebtedness or Permitted Corporate Indebtedness or contained in any instrument co agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required) , any such Indebtedness to become due prior to its stated maturity; or any Specified Property Non-Recourse Indebtedness or Permitted Corporate Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by at regularly scheduled required prepayment, prior to the stated maturity thereof; or

                 8.05. Bankruptcy, etc. The Borrower or any of the Borrower's Subsidiaries, pursuant to or within the meaning of title 11 of the United States Code or any similar Federal, state or foreign law for the relief of debtors (herein referred to as "Bankruptcy Law"), commences a voluntary case, admits in writing its inability to pay its debts generally as they become due, consents to the appointment of any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (herein referred to as a "Custodian") of it or for all or substantially all of its property or makes a general assignment for the benefit of its creditors, or has an involuntary case filed against it, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Borrower or any of the Borrower's Subsidiaries in an involuntary case, appoints a Custodian of the Borrower or any of the Borrower's Subsidiaries for all or substantially all of such Person's property or orders the liquidation of the Borrower or any of the Borrower's Subsidiaries, and such involuntary case, order or decree remains unstayed and in effect for more than 60 days; or

                 8.06. Judgements. One or more judgments or decrees (not paid or fully covered by insurance) shall be entered against the Borrower or any of its Subsidiaries involving one or more liabilities (not paid or fully covered by insurance) in the aggregate for the Borrower and its Subsidiaries of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

                 8.07. Pledge Agreement. (a) The Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Bank the Liens, rights, powers and privileges purported to be created thereby in favor of the Bank, or (b) the Borrower shall default in the due performance or observance of any tern, covenant or agreement on its part to be performed or observed pursuant to the Pledge Agreement; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Bank may, by written notice to the Borrower, without prejudice to the rights of the Bank to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the results which would occur upon the giving of written notice by the Bank to the Borrower as specified below shall occur automatically without the giving of any such notice), declare the principal of and any accrued interest in respect of the Loan and the Note and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                 Section 9.  Miscellaneous.

                 9.01. Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Bank in connection with the preparation, negotiation, execution and enforcement of this Agreement and the documents and instruments referred to herein (including, without limitation, the reasonable fees and disbursements of counsel for the Bank) ; (ii) pay and hold the Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Bank) to pay such taxes; and (iii) indemnify the Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Bank is a party thereto) related to the entering into and/or performance of this Agreement or the use of the proceeds of the Loan hereunder or the consummation of any transactions contemplated herein, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                 9.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Bank (including without limitation by branches and agencies of the Bank wherever located) to or for the credit or the account of the

Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this Agreement, irrespective of whether the Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                 9.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its name on the signature page hereof; and if to the Bank, at its Notice Off ice; or, as to the Borrower or the Bank, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier.

                 9.04. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank. The Bank may at any time (i) grant participations in or (ii) transfer or assign any or all of its rights hereunder or under the Note; provided, however, that the Bank shall notify the Borrower promptly after taking any such action. If the Bank transfers or assigns all or a part of its rights hereunder or under the Note to any other Person, any reference to the Bank in this Agreement or the Note, as the case may be, shall thereafter refer to the Bank and to such other Person to the extent of their respective interests.

                 9.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Bank exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand.

                 9.06. Calculations; Computations. (a) The financial statements to be furnished to the Bank pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Bank) ; provided, however, that, except as otherwise specifically provided herein, all computations; determining compliance *with
Section 7 shall utilize accounting principles and policies. in conformity with those used to prepare the historical financial statements delivered to the Bank pursuant to Section 5.05(a).

                 (b) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                 9.07.      Governing Law; Submission to Jurisdiction; Venue.
(a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding against the Borrower with respect to this Agreement or the other Credit Documents may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                 (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the Note brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                 9.08. Severability. In case any one or more of the provisions contained in this Agreement or in the Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

                 9.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                 9.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the parties hereto shall have signed a copy of this Agreement (whether the same or different copies).

                 9.11. Table of Contents; Descriptive Headings. The table of contents and the headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 9.12. Amendment or Waiver. Neither this Agreement nor the Note nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Bank.

                 9.13. Survival. All indemnities set forth herein including, without limitation, in Sections 2.04, 2.05, 3.04 and 9.01 shall survive the execution and delivery of this Agreement and the Note and the making and repayment of the Loan.

                 9.14. Domicile of Loan. The Bank may transfer or assign any or all of its rights and obligations hereunder, and/or carry the Loan at, to or for the account of any office, branch, agency, Subsidiary or Affiliate of the Bank, provided such action results in no additional cost or expense to the Borrower.

                 9.15 Assignment by Borrower. The Borrower may not assign or otherwise transfer any or all of its rights and obligations hereunder to any Person without first obtaining the prior written consent of the Bank.


                                 * * * * * * *

                 IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


31 West 52nd Street                      ARICO AMERICA REALESTATE
New York, New York 10019                 INVESTMENT COMPANY
Attn: President
Tel: (212) 474-7109
Fax: (212) 474 7199                      By /s/ KEVIN MAHONEY
                                            -------------------------------
                                            Kevin Mahoney
                                            Vice-President



                                         By /s/ THOMAS P. LOFTUS
                                            -------------------------------
                                            Thomas P. Loftus
                                            Vice-President


6 Bishopsgate                            DEUTSCHE BANK AG LONDON
London, England EC2P2AT
Attn:  Mr. Robert Bain
Tel: 971-7838
Fax: 971-7735
                                         By /s/ DR. DIRK KREKELER
                                            -------------------------------
                                            Dr. Dirk Krekeler
                                            Attorney-in-fact

                                                                       EXHIBIT A



                                   TERM NOTE


$32,500,000                                                       August 8, 1995


                 FOR VALUE RECEIVED, Arico America Realestate Investment Company, a corporation organized and existing under the laws of Nevada (the "Borrower"), hereby promises to pay to the order of Deutsche Bank AG London, a branch licensed to do business under the laws of the United Kingdom of a banking corporation organized under the laws of the Federal Republic of Germany (the "Bank"), in lawful money of the United States of America in immediately available funds, at the account of the bank at Deutsche Bank AG, New York Branch, located at 31 West 52nd Street, New York, New York 10019, on December 31, 2003, the principal sum of THIRTY TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 United States dollars or, if less, the unpaid principal amount of the Loan (as defined in the hereinafter defined Agreement) outstanding on such date.

                 The Borrower also promises to pay interest on the unpaid principal amount of the Loan in like money at such office from the date hereof until the Loan is paid at the rate and at the times provided in the Agreement, and to make prepayments on the dates required, and in the manner provided, by the Agreement.

                 This Note is the Note referred to in the Credit Agreement dated as of August 8, 1995 between the Borrower and the Bank (as from time to time in effect, the "Agreement"), and is entitled to 'the benefits thereof and of the other Credit Documents (as defined in the Agreement). In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                 The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                       EXHIBIT A
                                                                          Page 2





                 This Note shall be construed in accordance with and be governed by the law of the State of New York.


                                                ARICO AMERICA REALESTATE
                                                INVESTMENT COMPANY


                                                By
                                                   --------------------------
                                                   Kevin Mahoney
                                                   Vice-President



                                                By
                                                   --------------------------
                                                   Thomas P. Loftus
                                                   Vice-President

                                                                       EXHIBIT B

                             INTENTIONALLY OMITTED

                                                                       EXHIBIT C

                             Officers' Certificate

                 I, the undersigned, [President/Vice-President] of Arico America Realestate Investment Company, a corporation organized and existing under the laws of Nevada (the "Borrower"), DO HEREBY CERTIFY that:

                 1. This Certificate is furnished in connection with the Credit Agreement, dated as of August 8, 1995, between the Borrower and Deutsche Bank AG London (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

                 2. The persons named below have been duly elected, have duly qualified as and at all time since ____________________(1) (to and including and date hereof) have been officers of the Borrower, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

                   Name(2)                Office                  Signature
                 -----------            -----------               ---------
                 ___________            ___________               _________

                 ___________            ___________               _________


                 3. Attached hereto as Exhibit A is a copy of the Articles of Incorporation of the Borrower as filed in the Office of the Secretary of the State of Nevada on __________, 19___, together with all amendments thereto adopted through the date hereof.

                 4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Borrower as in effect on


- -----------------------
(1) Insert a date prior to the time of any corporate action relating to the Credit Agreement.

(2) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this certificate.

                                                                       EXHIBIT C
                                                                          Page 2


___________(3), together with all amendments thereto adopted through the date hereof.

                 5. Attached hereto as Exhibit c: is at true and correct copy of resolutions duly adopted by the Board of Directors of the Borrower at a meeting on __________, at which a quorum was present and acting throughout, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Borrower which deal with the execution, delivery or performance of any of the Credit Documents.

                 6. On the date hereof, the representations and warranties of the Borrower contained in the Credit Agreement are true and correct, both before and after giving effect to the Loan to be made on the date hereof and the application of the proceeds thereof.

                 7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Loan to be made on the date hereof or from the application of the proceeds thereof.

                 8. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

                 IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of August, 1995.

                                            ARICO AMERICA REALESTATE
                                            INVESTMENT COMPANY


                                            ---------------------------
                                            Name:
                                            Title:


                 I, the undersigned, [Secretary/Assistant Secretary] of the Borrower, DO HEREBY CERTIFY that:

- ------------------
(3) Insert same date as in paragraph 2 of this certificate.

                                                                       EXHIBIT C
                                                                          Page 3




                 1. [Insert name of person making the above certifications] is the duly elected and qualified _______________of the Borrower and the signature above is his genuine signature.

                 2. The certifications made; by [Name] in items 2, 3, 4 and 5 above are true and correct.

                 3. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

                 IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of August, 1995.



                                               ARICO AMERICA REALESTATE
                                               INVESTMENT COMPANY


                                               ---------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT D



                     FORM OF PLEDGE AND SECURITY AGREEMENT


                 PLEDGE AND SECURITY AGREEMENT, dated as of August 8, 1995 (as amended, modified or supplemented from time to time, this "Agreement") , made by ARICO-SEATTLE, INC., a Delaware corporation ("Seattle") and ARICO-MINNEAPOLIS, INC., a Delaware corporation ("Minneapolis", and together with Seattle, the "Pledgors"), in favor of DEUTSCHE BANK AG LONDON (the "Pledgee"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H :


                 WHEREAS, ARICO America Realestate Investment Company ("ARICO") and the Pledgee have entered into a Credit Agreement, dated as of August 8, 1995, providing for the making of the Loan to ARICO, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified or supplemented from time to time);

                 WHEREAS, each Pledgor is a wholly-owned subsidiary of ARICO, and as such, will receive material benefits as a result of the making of the Loan;

                 WHEREAS, Seattle is the owner of a 50% general partnership interest in Third and University Limited Partnership;

                 WHEREAS, Minneapolis is the owner of a 50% general partnership interest in NWC Limited Partnership;

                 WHEREAS, it is a condition precedent to the making of the Loan under the Credit Agreement that the Pledgors shall have executed and delivered to the Pledgee this Agreement; and

                 WHEREAS, the Pledgors desire to execute this Agreement to satisfy the conditions described in the preceding paragraph;

                                                                       EXHIBIT D
                                                                          Page 2




                 NOW, THEREFORE, in consideration of the benefits accruing to the Pledgors, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby make the following representations and warranties to the Pledgee and hereby covenant and agree with the Pledgee as follows:

                 1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Pledgors for the benefit of the Pledgee to secure:

                (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of ARICO and/or either of the Pledgors owing to the Pledgee, now existing or hereafter incurred under, arising out of or in connection with any Credit Document and the due performance and compliance by ARICO and each of the Pledgors with the terms of each such Credit Document (all such obligations or liabilities under this clause (i), being herein collectively called the "Credit Document Obligations");

                (ii) any and all reasonable sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

                (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) of any Obligations (as defined below)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

                                                                       EXHIBIT D
                                                                          Page 3




                (iv) all amounts paid by any Indemnitee to which such Indemnitee has the right to reimbursement under Section 9 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the "Obligations."

                 2.         DEFINITION OF PARTNERSHIP INTERESTS, PROCEEDS, ETC.
Seattle hereby represents and warrants that, as of the date hereof, it owns a 50% general partnership interest in Third and University Limited Partnership. Minneapolis hereby represents and warrants that, as of the date hereof, it owns a 50% general partnership interest in NWC Limited Partnership. As used herein, the term "Partnership Interest" shall mean the entire partnership interest (whether general or limited) at any time owned by either of the Pledgors in either of the Partnerships. As used herein, the term "Proceeds" shall mean all Net Cash Proceeds paid or payable to either Pledgor by virtue of its ownership of a Partnership Interest in connection with the sale or refinancing of a Specified Property.

                 3. GRANT OF SECURITY INTEREST, ETC. To secure the Obligations and for the purposes set forth in Section 1, each Pledgor hereby pledges and grants to the Pledgee a first priority continuing security interest in, and as part of such grant and pledge, hereby transfers and assigns to the Pledgee, all Proceeds of the Partnership Interests (the "Collateral").

                 4. DIVIDENDS AND OTHER DISTRIBUTIONS. All distributions in respect of the Partnership Interests other than distributions of Proceeds shall be paid to, and may be retained by, the Pledgors. Upon the occurrence and during the continuance of an Event of Default, all subsequent distributions of Proceeds in respect of the Partnership Interests shall be paid directly to the Pledgee and retained by it as part of the Collateral. Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral to be held and applied in the manner set forth in this Agreement:

                                                                       EXHIBIT D
                                                                          Page 4


                (i) all other Proceeds (other than cash) paid or distributed by way of dividend or distribution, as the case may be, in respect of the Partnership Interests; and

                (ii) all other property which may be paid in respect of the Collateral by reason of any consolidation, merger, conveyance of assets, liquidation or similar partnership reorganization of either of the Partnerships.

                 5. REMEDIES-IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee, subject to
Section 8 of the Credit Agreement, shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights:

                (i) to receive all amounts payable in respect of the Collateral payable to either of the Pledgors under Section 4; and

                (ii) at any time or from time to 'time. to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell (except as set forth in the proviso below) or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided, that at least 10 days" notice of the time and place of any such sale shall be given to the relevant Pledgor. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise.
         At any such sale, unless prohibited by

                                                                       EXHIBIT D
                                                                          Page 5




         applicable law, the Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. To the extent permitted by applicable law, the Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

                 6. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.

                 7. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

                (i) first, to the payment cd all Obligations owing to the Pledgee or any Indemnitee (as defined in Section 9) of the type described in clauses (ii), (iii) and (iv)of Section I of this Agreement;

                (ii) second, to the extent moneys remain after the application pursuant to the preceding clause (i) , to the payment of all obligations owing to the Pledgee of the type described in clause
         (i) of Section 1 of this Agreement; and

                (iii) third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 19 hereof, to the relevant Pledgor or, to the extent directed by such Pledgor or a court

                                                                       EXHIBIT D
                                                                          Page 6




         of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

                 (b) It is understood and agreed that ARICO shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the outstanding Obligations.

                 8. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise) , the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                 9. INDEMNITY. Each Pledgor agrees (i) to indemnify and hold harmless the Pledgee and its successors, assigns, employees and agents (hereinafter referred to individually as, an "Indemnitee" and, collectively as "Indemnities") from and against any and all claims, demands, losses, judgments and liabilities of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise of any right or remedy granted to it hereunder except, with respect to clauses (i) and (ii) above, for those arising from such Indemnitee's gross negligence or willful misconduct In no event shall any Indemnitee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of either Pledgor under this Section 9 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of the Pledgors contained in this Section 9 shall continue in full force and effect notwithstanding the full payment of the Note issued under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof.

                                                                       EXHIBIT D
                                                                          Page 7



                 10. PLEDGEE NOT BOUND. (a) The Pledgee shall not be obligated to perform or discharge any obligation of either Pledgor as a result of the collateral assignment hereby effected.

                 (b) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under or with respect to the Collateral.

                 11. FURTHER ASSURANCES. The Pledgors agree that they will join with the Pledgee in executing and, at the Pledgors' own expense, file and refile under the UCC such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorize the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgors where permitted by law, and agree to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

                 12. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGORS. Each Pledgor represents, warrants and covenants that:

                (i) Such Pledgor will defend the Pledgee's right, title and interest in and to the Partnership Interests owned by such Pledgor and in and to the. Collateral pledged by it pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other persons whomsoever, and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at

                                                                       EXHIBIT D
                                                                          Page 8




         any time hereafter pledged by such Pledgor to the Pledgee as collateral hereunder and will likewise defend the right thereto and the security interest therein of the Pledgee.

                (ii) Such Pledgor is the legal and beneficial owner of and has good title to the Partnership Interests owned by it and the Proceeds of such Partnership Interests and has good title to all of the Collateral pledged by it pursuant hereto or in which it has granted a security interest pursuant hereto, free and clear of all claims, pledges, liens, encumbrances and security interests of every nature whatsoever, except such as are created pursuant to this Agreement and Liens permitted pursuant to Section 7.03 of the Credit Agreement, and has the unqualified right to pledge and grant a security interest in the same as herein provided without the consent of any other Person, firm or entity which has not been obtained.

                (iii) Such Pledgor has full power, authority and legal right to pledge the Proceeds pledged by it pursuant to this Agreement.

                (iv) Such Pledgor will not sell, assign, or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant a security interest in or otherwise encumber any of the Collateral or any of the Partnership Interests owned by it (or any interest in any of the foregoing) , or suffer any of the same to exist; and any sale, assignment, option, mortgage, pledge, security interest or other encumbrance or disposition of any nature whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of the Pledgee, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

                (v) The pledge and assignment of the Proceeds pursuant to this Agreement, together with the relevant filings or recordings (which filings and recordings have been made), creates a valid, perfected and continuing first priority security interest in such Proceeds, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a

                                                                       EXHIBIT D
                                                                          Page 9



         lien or encumbrance on the property or assets of the Pledgor which would include the Collateral (other than Liens permitted pursuant to Section 7.03 of the Credit Agreement).

                (vi) There are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date, there will not ever be on file in any public office, any enforceable financing statement or statements covering -any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party.

                (vii) Such Pledgor shall give the Pledgee prompt notice of any written claim relating to the Collateral. Such Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor's receipt thereof.

                (viii) Such Pledgor shall not withdraw as a general partner of the relevant Partnership, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of ox with respect to the relevant Partnership or seek a partition of any property of the relevant Partnership, except as may, be permitted pursuant to the Credit Agreement.

                (ix) The chief executive office and principal place of business of each Pledgor and the sole location where the records of the Pledgor with respect to the Collateral are kept are located at the address set forth in the Credit Agreement for ARICO. Neither Pledgor shall move its chief executive office, principal place of business, or such location of records unless (x) it shall have given to the Pledgee not less than 30 days, prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably

                                                                       EXHIBIT D
                                                                         Page 10



         request and (y) with respect to such new location, it shall have taken all action, reasonably Satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                (x) As of the date hereof, such Pledgor neither has or operates nor has had or operated in any jurisdiction within the five year period preceding the date of this Agreement under Any name except its legal name as set forth on the signature pages hereto. Such Pledgor shall not change its legal name or assume or operate in -any jurisdiction under any trade, fictitious or other name unless (x) it shall have given to the Pledgee not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Pledgee may reasonably request and (y) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                 13. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgors under this Agreement shall be absolute and unconditional and shall remain in full force and effect (subject to the provisions of Section 15 hereof) without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any Credit Document or other agreement or instrument; (ii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iii) any limitation on any party's liability or obligations under any Credit Document or other instrument or agreement or any invalidity or unenforceability, in whole or in part, of any Credit Document or other instrument or agreement or any term thereof; or (iv) any bankruptcy, insolvency, reorganization, composition,

                                                                       EXHIBIT D
                                                                         Page 11




adjustment, dissolution, liquidation or other like proceeding relating to the ARICO, either Pledgor, or any of their respective subsidiaries or affiliates, or any action taken with respect to this Agreement or any other Credit Document by any trustee or receiver, or by any court, in any such proceeding, whether or not either Pledgor shall have notice or knowledge of any of the foregoing.

                 14. TERMINATION. After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 9 hereof shall survive such termination) and the Pledgee, at the request and expense of the Pledgors, will promptly execute and deliver to the Pledgors a proper instrument or instruments (including UCC termination statements con form UCC-3 or analogous form) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral of the Pledgor as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Note is no longer outstanding (and the Loan has been paid in full) and all other Obligations (other than any indemnities described in the Credit Agreement and Section 9 hereof which are not then due and payable) have been paid in full.

                 15. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class rail, postage prepaid, addressed:

                 (a) if to either Pledgor, care of ARICO at its address set forth in the Credit Agreement; and

                 (b) if to the Pledgee, at its address set forth in the Credit Agreement;

                                                                       EXHIBIT D
                                                                         Page 12


or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                 16. WAIVER: AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgors and the Pledgee.

                 17. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of the Pledgors and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                 18. LIMITED OBLIGATIONS. The obligations of the Pledgors hereunder in respect of the obligations may only be enforced against the Pledgors (or either of them) to the extent of their respective interests in the Collateral, and no other property or assets of either of the Pledgors shall be available to the Pledgee for satisfaction of the Obligations other than the Collateral.

                                  *    *    *

                 IN WITNESS WHEREOF, the Pledgors and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                           ARICO-MINNEAPOLIS, INC.


                                           By
                                              --------------------------
                                              Kevin Mahoney
                                              Vice-President



                                           By
                                              --------------------------
                                              Thomas P. Loftus
                                              Vice-President

                                                                       EXHIBIT D
                                                                         Page 13




                                           ARICO-SEATTLE, INC.

                                           By
                                              --------------------------
                                              Kevin Mahoney
                                              Vice-President



                                           By
                                              --------------------------
                                              Thomas P. Loftus
                                              Vice-President


                                           DEUTSCHE BANK AG LONDON


                                           By
                                              ---------------------------
                                              Dr. Dirk Krekeler
                                              Attorney-in-Fact

                                                                      SCHEDULE I

                      ARICO AMERICA REALESTATE INVESTMENT
        COMPANY AND SUBSIDIARIES SCHEDULE OF CURRENT VALUE BASIS ASSETS,
                       LIABILITIES AND REVALUATION EQUITY
                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

ASSETS:
One Norwest Center                                                                  $167,000
Norwest Center                                                                       236,000
Washington Mutual Tower                                                              207,415
                                                                             ---------------
                                                                                     610,415

Cash and cash equivalents                                                             17,238
Tenant and other receivables                                                           1,906
Other notes receivable                                                                 6,159
Other assets                                                                           7,325
                                                                             ---------------
                          Total Assets                                              $643,043
                                                                             ---------------

LIABILITIES:
Long-term debt                                                                       128,467
Borrowings under lines of credit                                                     229,845
Accrued interest                                                                       7,469
Accrued real estate taxes                                                              9,027
Shareholders' distribution payable                                                     3,840
Accounts payable, accrued expenses and other liabilities                               3,218
                                                                             ---------------
                          Total Liabilities                                          381,866

Minority interest                                                                     43,972


EQUITY:
Paid-in capital                                                                      110,237
Accumulated deficit                                                                  (26,311)
Revaluation equity                                                                   133,279
                                                                             ---------------
                               Total Equity                                          217,205
                                                                             ---------------

                          Total Liabilities and Equity                              $643,043
                                                                             ===============

See Accompanying notes

                                                                      SCHEDULE I
                                                                          PAGE 2

                      ARICO AMERICA REALESTATE INVESTMENT
                            COMPANY AND SUBSIDIARIES
                    NOTES TO SCHEDULE OF CURRENT VALUE BASIS
                   ASSETS, LIABILITIES AND REVALUATION EQUITY

1.       CURRENT VALUE REPORTING
         ARICO America Realestate Investment Company and Subsidiaries (the "Company") interests in investment property have appreciated in value and, accordingly, their aggregate current values exceed their aggregate historical cost basis net book values determined in conformity with generally accepted accounting principles. The Current Value Basis Schedule of Assets, Liabilities and Revaluation Equity (the "Schedule") is not intended to present the current liquidation value of assets and liabilities of the Company or its net assets taken as a whole.

         The process for estimation the current values of the Company's assets and liabilities reflected in the Schedule requires significant estimates and judgments by management. These estimates and judgments are made based on information and assumptions considered by management to be adequate and appropriate in the circumstances; however, they are not subject to precise quantification or verification and may change from time to time as economic and market factors, and management's evaluation of them, change.

         Shareholders' equity on a current value basis was approximately $217,205,000 or $16.40 per share of common stock at December 31, 1994.

         The Schedule and notes thereto should be read in connection with the audited historical cost financial statements as of December 31, 1994, dated March 8, 1995.

2.       BASES OF VALUATION
         INVESTMENT PROPERTY - The current value of the Company's interest property is the Properties' appraised values as determined by an independent appraisal firm, National Valuation Consultants, Inc. of Denver, Colorado. The purpose of an appraisal is to estimate the current value of a property as of a specific date which is held for the long term benefit of operating cash flows. Because of the inherent uncertainties of real estate appraised values, the amounts reflected in the Schedule could vary from the amounts that could be realized in a sales transaction and those differences may be material.

         DEBT - Debt is carried at the same amount as in the historical cost basis balance sheet since the interest rates on the existing debt represent rates that management believes are currently offered for long-term financing. The carrying amount of the debt has been adjusted for the fair values of existing interest rate swap agreements, used to reduce interest rate risk.

         OTHER ASSETS AND LIABILITIES - Cash and cash equivalents, accrued interest, accrued real estate taxes and shareholders' distribution payable are carried at the same amounts as in the historical cost basis balance sheet as these amounts approximate the current value. Other asset and liability accounts have been adjusted on the schedule to remove the effects of straight-lining of rental income and to remove all other deferred expenses and unearned income recorded on the historical cost Financial Statements. Other notes receivable has been adjusted to reflect the fair value of the "HCL" note receivable based on interest rates of similar instruments. Additionally, the estimated real estate taxes receivable from tenants in 1995, based on taxes incurred in 1994, has been included in other assets because such amounts have not been reflected in the appraisal of Norwest Center. Minority interest was calculated based on the share of the proceeds the minority shareholders would receive from the sale of the Properties at the estimated market values, as defined in the partnership agreement.

                                                                   SCHEDULE 5.16

         1. $12,000,000 Revolving Credit Line from Deutsche Bank AG to Arico America Realestate Investment Company.

         2. $9,667,000 Promissory Note by Arico America Realestate Investment Company to Hines Colorado Limited. Such Promissory Note is unsecured, bears interest at an annual rate equal to the lesser of 8% and one
(1) year LIBOR plus fifty (50) basis points and will mature five (5) years after execution. Subject, however, to accelerate maturity after thirty-six (36) months.

                                                                   SCHEDULE 7.03

                                      NONE